UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 2, 2009

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 2, 2009, Energy Composites Corporation (“we,” “us,” or “our”) held a special meeting of stockholders to (i) elect directors; (ii) ratify our independent registered public accountants; and (iii) approve our Employee Stock Purchase Plan, a copy of which is attached herewith as Exhibit 10.1.  A majority of the stockholders entitled to vote at the special meeting was represented at the special meeting by proxy or in person.  The following table shows the number of votes cast for, against, abstentions, and the number of broker non-votes on each matter:

	For	Withheld
Election of Directors:
Samuel W. Fairchild	32,107,912	-
Jamie L. Mancl	32,107,912	-
Jennifer L. Mancl	32,102,853	5,059
Daniel P. Wergin	32,107,912	-
Thomas J. Klismith	32,107,912	-

	For	Against	Abstain	Broker Non-Votes
Ratification of Public Accountants	32,105,312	2,100	500	-
Approval of Employee Stock Purchase Plan	28,287,964	12,504	25,259	3,782,185

Item 9.01	Financial Statements and Exhibits.

Regulation S-K Number	Document
10.1	Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION
June 5, 2009	By: /s/ Jeffrey S. Keuntjes
Jeffrey S. Keuntjes
VP – Finance

Exhibit Index

Regulation S-K Number	Document
10.1	Employee Stock Purchase Plan